Exhibit 99.1

Singing Machine Announces Entrance into Hospitality Market with Disruptive New Karaoke Venue Concept

Company signs multi-year lease agreement in Manhattan for first location

Fort Lauderdale, FL, August 24, 2023 – The Singing Machine Company, Inc. (“Singing Machine” or the “Company”) (NASDAQ: MICS) – the worldwide leader in consumer karaoke products, today announced that it intends to enter the socialized entertainment hospitality market with an innovative new karaoke venue concept. Through a newly established subsidiary, the Company has executed a lease for a 10,000 square feet hospitality venue in the heart of NoMad, a highly desirable nightlife neighborhood in Manhattan. The Company initially targeted this area in New York City based on its particularly high concentration of bars, restaurants and other keystone nightlife venues. Overall, the area is considered a top destination for tourists and locals alike.

The Company anticipates opening its first karaoke venue by summer 2024 with goals to open multiple locations throughout the country. The NoMad venue, which will serve as the flagship location, is expected to deliver an unprecedented combination of immersive karaoke technology and stunning audio-visual capabilities, enhanced by a highly curated, upscale food and beverage selections. Guests will be able to partake in these amenities through a variety of options within the venue, including luxurious private karaoke rooms, elevated dining options, and a lively bar, featuring a curated mixology menu.

For those seeking a one-of-a kind karaoke experience, the venue will feature a public performance stage with a focus on immersive experiences. The entire karaoke experience will be driven by a sophisticated, highly interactive app. Singing Machine has engaged with famed retail designers, Brinkworth, to design the interior layout and aesthetic for the venue.

“We believe the karaoke hospitality market in North America is fragmented and ripe for disruption,” commented Gary Atkinson, CEO of the Singing Machine. “We see a largely underserved market in need of a nationally branded, premium karaoke offering that includes live singing, private rooms, an elevated, luxurious atmosphere, and proprietary technology that delivers a fun and totally unique experience. We believe that our concept will have mass appeal to everyone, our vision is to create an experience that is fun for singers and non-singers alike.”

“We see this as a logical extension into a fast-growing market with a highly scalable model, where we can fully leverage our industry-leading karaoke technology, our innovation capabilities, and our global reach to best capitalize on this opportunity. We undertook a rigorous site selection process, where we wanted a specific venue centrally located in a neighborhood that is well-established as a vibrant, up-and-coming entertainment destination that is densely residential and heavily touristed. NoMad met all of our key demographic criteria.”

“We are thrilled with the selection of NoMad for our first location and accomplishing the first critical milestone in the launch of this new business segment,” concluded Mr. Atkinson.

About The Singing Machine

Singing Machine is the worldwide leader in consumer karaoke products. Based in Fort Lauderdale, Florida, and founded over forty years ago, the Company designs and distributes the industry’s widest assortment of at-home and in-car karaoke entertainment products. Their portfolio is marketed under both proprietary brands and popular licenses, including Carpool Karaoke and Sesame Street. Singing Machine products incorporate the latest technology and provide access to over 100,000 songs for streaming through its mobile app and select WiFi-capable products and is also developing the world’s first globally available, fully integrated in-car karaoke system. The Company also has a new philanthropic initiative, CARE-eoke by Singing Machine, to focus on the social impact of karaoke for children and adults of all ages who would benefit from singing. Their products are sold in over 25,000 locations worldwide, including Amazon, Costco, Sam’s Club, Target, and Walmart. To learn more, go to www.singingmachine.com.

Investor Relations Contact:

investors@singingmachine.com

www.singingmachine.com

www.singingmachine.com/investors

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “may”, “could”, “expects”, “projects,” “intends”, “plans”, “believes”, “predicts”, “anticipates”, “hopes”, “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements are applicable only as of the date on which they are made, and the Company does not assume any obligation to update any forward-looking statements.